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                                                                   EXHIBIT 21.1



                             i2 TECHNOLOGIES, INC.
                              LIST OF SUBSIDIARIES

                                                     JURISDICTION
                                                      IN WHICH
     NAME OF SUBSIDIARY                               ORGANIZED
-------------------------------             -----------------------------
i2 Technologies Pty Ltd.                    Australia
iTWO Technologies Exports, Inc.             Barbados
i2 Technologies N.V./S.A.                   Belgium
i2 Technologies do Brasil Ltda.             Brazil
i2 Technologies (Canada), Inc.              Canada
i2 Technologies (Cayman Islands) Ltd.       Cayman Islands
i2 Technologies A/S                         Denmark
i2 Technologies SARL                        France
i2 Technologies, GmbH                       Germany
Think Systems Private Limited               India
i2 Technologies Srl                         Italy
i2 Technologies Japan, Inc.                 Japan
i2 Technologies (Netherlands) B.V.          Netherlands
i2 Technologies (N.A.) N.V.                 Netherlands Antilles
i2 Technologies PTE Limited                 Singapore
i2 Technologies, Limited                    United Kingdom